UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	33-0936180 (I.R.S. Employer Identification No.)

70 Doppler Irvine, California (Address of principal executive offices)	92618 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220372

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.00001 per share, of Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder that is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-220372), as initially filed with the Securities and Exchange Commission (the “Commission”) on September 7, 2017, as amended (the “Registration Statement”), is incorporated herein by reference. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be herein incorporated by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 12, 2017

Hancock Jaffe Laboratories, Inc.

	By:	/s/ Steven A. Cantor
	Name:	Steven A. Cantor
	Title:	Co-Chief Executive Officer